UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2011

CATALYST HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31014	52-2181356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 King Farm Boulevard

Rockville, Maryland 20850

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 548-2900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers.

On June 1, 2011, Hai Tran stepped down from his position as Chief Financial Officer and Treasurer of Catalyst Health Solutions, Inc. (the “Company”), effective July 15, 2011.

On June 1, 2011, the Company’s Board of Directors appointed Deirdre Kramer, the Company’s Corporate Controller and Senior Vice President, Finance, to serve as interim Chief Financial Officer until a permanent replacement for Mr. Tran is selected. Ms. Kramer, age 39, joined the Company in 2005 and has more than 15 years experience in the health care and pharmacy benefit management industries. In her current role at the Company, she is responsible for the overall management of corporate accounting as well as financial planning and analysis. Prior to joining the Company, Ms. Kramer served as Director of Finance and Accounting at Eckerd Health Services, the former pharmacy benefit management subsidiary of Eckerd Corp.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of the Company was held on June 1, 2011. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting, which describe in detail each of the four proposals submitted to shareholders at the meeting. The final results for the votes regarding each proposal are set forth below.

Proposal 1: Election of Directors

Elected the three nominees for the Board of Directors to the class of directors with a term expiring at the annual meeting of shareholders in 2014 and until their successors are elected and qualified.

Nominee	For	Withheld	Abstentions and Broker Non- Votes
David T. Blair	34,054,675	2,366,718	1,794,542
Daniel J. Houston	31,695,594	4,725,799	1,794,542
Kenneth A. Samet	35,636,252	785,141	1,794,542

Proposal 2: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2011.

For	Against	Abstain
36,901,293	1,303,112	11,530

Proposal 3: Approval of the Compensation of our Named Executive Officers

Approved, on an advisory basis (non-binding), the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in our 2011 proxy statement.

For	Against	Abstain	Broker Non-Votes
35,951,454	441,582	28,357	1,794,542

Proposal 4: Frequency of Holding Future Advisory Votes on the Compensation of our Named Executive Officers

Approved, on an advisory basis (non-binding), a frequency period of every year (an annual vote) for future votes on the compensation of our named executive officers.

1 Year	2 Years	3 Years	Abstain
32,988,694	74,420	3,327,541	30,738

The option to hold future advisory votes on the compensation of our named executive officers on an annual basis received a majority of the votes cast at the annual meeting. Based on these results, the Company’s Board of Directors has determined to hold an annual advisory vote on executive compensation.

Item 7.01.	Regulation FD Disclosure.

On June 3, 2011, the Company issued a press release. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release dated June 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST HEALTH SOLUTIONS, INC.

Date: June 3, 2011	By:	/s/ David T. Blair
David T. Blair
Chief Executive Officer and Director